Exhibit 99.4

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors

Towers Watson & Co.

901 N. Glebe Road

Arlington, Virginia 22203

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 19, 2015, to the Board of Directors of Towers Watson & Co. (“Towers Watson”) as an exhibit to, and reference thereto under the heading “Opinion of Towers Watson’s Financial Advisor” in, the Current Report on Form 8-K of Willis Group Holdings plc (“Willis”) relating to the proposed transaction involving Towers Watson and Willis, for purposes of incorporation by reference in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Willis (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

November 25, 2015